 Exhibit 99.20

Program: Washington Mutual Mortgage Securities Corp. as sponsor of prior securitized pools of sub-prime residential mortgage loans for which WaMu Asset Acceptance Corp. acted as depositor in a registered transaction

Original Characteristics of Prior Securitized Pools of Sub-Prime Conduit Loans (Lien 2)

Series Designation for Prior Securitized Pool:	WMABS 2006-HE2		WMABS 2006-HE1
	Closing Date: 05/25/06		Closing Date: 04/26/06
Mortgage Loans Characteristics as of the Pool Cut-Off Date (1):
Number of Mortgage Loans	507		158
Aggregate Scheduled Principal Balance	26,839,067.59		9,837,981.98
Approximate Weighted Average Mortgage Interest Rate	11.11%		10.76%

Range Mortgage Interest Rates:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
0.000-5.000%	0	0.00%	0	0.00%
5.001-6.000%	0	0.00%	0	0.00%
6.001-7.000%	0	0.00%	0	0.00%
7.001-8.000%	2	0.34%	0	0.00%
8.001-9.000%	13	1.77%	4	3.60%
9.001-10.000%	91	18.54%	38	23.39%
10.001-11.000%	107	23.44%	36	29.02%
11.001-12.000%	190	37.54%	68	40.05%
12.001% or Greater	104	18.37%	12	3.93%
Approximate Weighted Average Original Term (in Months):	212.1		294.23
Approximate Weighted Average Remaining Term (in Months):	208.94		290.84
Approximate Weighted Average Credit Score:	648.59		662.81
FICO:
0 - 500	0	0.00%	0	0.00%
501 - 550	0	0.00%	0	0.00%
551 - 600	64	10.40%	19	7.55%
601 - 650	269	50.70%	66	38.34%
651 - 700	122	25.94%	47	34.88%
701 - 750	40	9.99%	19	14.40%
751 - 800	11	2.87%	6	4.11%
801 - 850	1	0.11%	1	0.73%
Property Type:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
2 Units	15	3.90%	4	3.14%
3 Units	2	0.56%	0	0.00%
4 Units	0	0.00%	0	0.00%
HI Rise Condo gt 3 stories	0	0.00%	0	0.00%
Low Rise Condo 1-3 stories	43	9.71%	4	2.66%
MANU or Mobile Home	0	0.00%	0	0.00%
Planned Unit Development	67	13.84%	23	18.29%
Single Family Residence (SFR)	379	71.89%	127	75.90%
Other	1	0.10%	0	0.00%
Loan Purpose:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
Purchase	411	81.40%	136	85.39%
Refi Cashout	91	17.91%	15	9.40%
Refi No Cashout	5	0.69%	7	5.21%
Approximate Weighted Average Loan-To-Value Ratio:	19.65%		22.87%
Geographic Concentrations (2):	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
Alaska	0	0.00%	3	2.22%
Alabama	5	0.41%	0	0.00%
Arizona	18	3.41%	7	2.56%
Arkansas	1	0.11%	0	0.00%
California	136	41.66%	54	49.66%
Colorado	19	4.03%	2	0.62%
Connecticut	13	2.20%	0	0.00%
Delaware	0	0.00%	0	0.00%
District of Columbia	0	0.00%	0	0.00%
Florida	68	12.35%	9	5.35%
Georgia	9	0.96%	8	2.62%
Hawaii	0	0.00%	1	1.15%
Idaho	0	0.00%	0	0.00%
Illinois	18	3.13%	4	1.43%
Indiana	2	0.27%	4	0.83%
Iowa	5	0.59%	0	0.00%
Kansas	2	0.16%	0	0.00%
Kentucky	1	0.10%	0	0.00%
Louisiana	0	0.00%	1	0.30%
Maine	0	0.00%	0	0.00%
Maryland	3	0.47%	5	2.45%
Massachusetts	1	0.13%	0	0.00%
Michigan	5	0.50%	3	1.02%
Minnesota	20	3.71%	0	0.00%
Mississippi	0	0.00%	0	0.00%
Missouri	31	3.56%	3	0.67%
Montana	1	0.56%	1	0.25%
Nebraska	3	0.22%	1	0.27%
Nevada	19	3.68%	3	2.05%
New Hampshire	0	0.00%	0	0.00%
New Jersey	4	0.59%	3	2.06%
New Mexico	1	0.15%	0	0.00%
New York	1	0.44%	4	3.24%
North Carolina	5	0.45%	2	0.50%
North Dakota	0	0.00%	0	0.00%
Ohio	4	0.52%	1	0.20%
Oklahoma	5	0.53%	1	0.17%
Oregon	3	0.50%	8	5.64%
Pennsylvania	1	0.20%	0	0.00%
Rhode Island	0	0.00%	0	0.00%
South Carolina	4	0.57%	0	0.00%
South Dakota	0	0.00%	0	0.00%
Tennessee	4	1.12%	2	0.49%
Texas	58	6.31%	10	4.22%
Utah	13	1.75%	2	0.50%
Vermont	0	0.00%	0	0.00%
Virginia	3	0.66%	6	3.95%
Washington	18	3.53%	7	4.56%
Wisconsin	1	0.13%	2	0.88%
West Virginia	0	0.00%	1	0.15%
Wyoming	2	0.32%	0	0.00%

Notes:

1. Weighted averages refer to weighted averages by principal balance.
2. Percentage of aggregate pool balance represented by mortgage loans in the specified state.